UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 2, 2021 (May 31, 2021)

ADOBE INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ADBE	NASDAQ
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On May 31, 2021, David Wadhwani was appointed to the position of Executive Vice President and Chief Business Officer, Digital Media, of Adobe Inc. (“Adobe” or the “Company”), to be effective on June 14, 2021 (the “Effective Date”).
Mr. Wadhwani, age 49, rejoins Adobe where he previously served in several roles, including Senior Vice President and General Manager, Digital Media, from June 2010 until September 2015, and General Manager and Vice President, Platform Business Unit from March 2008 until June 2010. Mr. Wadhwani originally joined Adobe in 2005 following its acquisition of Macromedia, Inc., where he had been its vice president for developer products. Prior to rejoining Adobe, Mr. Wadhwani served as a Venture Partner at Greylock Partners from October 2019 until present. Mr. Wadhwani previously served as President and Chief Executive Officer of AppDynamics from September 2015 until October 2019. There has been no arrangement or understanding between Mr. Wadhwani and any other person pursuant to which Mr. Wadhwani was selected to his position at Adobe. Additionally, Mr. Wadhwani is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.
In his new role, Mr. Wadhwani will receive a base salary of $750,000 per year and will be eligible to receive a target bonus payment under the Company’s 2021 Executive Annual Incentive Plan equal to 100% of his annual base salary. Mr. Wadhwani is also eligible to receive a sign-on bonus of $5,000,000 payable in equal installments over three years, subject to Mr. Wadhwani’s continued employment with Adobe on each payment date. Each installment is subject to reimbursement if Mr. Wadhwani’s employment terminates within twelve months of a payment, with the amount reimbursable reduced by 1/12 for each full month of employment from the Effective Date with respect to the first installment and reduced by 1/12 for each full month of employment from the first or second anniversary of the Effective Date, as applicable, for the second and third installments. Mr. Wadhwani will also receive a grant of 30,925 restricted stock units (“RSUs”), which will vest 25% on the first anniversary of the Effective Date and 6.25% quarterly thereafter for three years, subject to Mr. Wadhwani’s continued employment. The RSUs will be issued under the Company’s 2019 Equity Incentive Plan, as amended (the “Plan”), and will be subject to the terms and conditions of the Plan. Mr. Wadhwani will be eligible to participate in standard Company benefit programs available to similarly situated officers, including: health, vision, dental and disability coverage; executive health benefits; participation in the Company’s 401(k), non-qualified deferred compensation plan and 2020 Employee Stock Purchase Plan, as amended; and participation in Adobe’s charitable contribution matching program.
A copy of our press release announcing the appointment of Mr. Wadhwani as the Company's Executive Vice President and Chief Business Officer, Digital Media, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)    Exhibits

Exhibit Number	Exhibit Description

99.1	Press release issued on June 2, 2021, entitled “Adobe Appoints David Wadhwani as Executive Vice President and Chief Business Officer of Its Digital Media Business”

104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

	By:	/s/ DANA RAO
Dana Rao
Executive Vice President, General Counsel & Corporate Secretary

Date: June 2, 2021

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